                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                                   FORM 8-K/A
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 26, 1999

                                ----------------
                             CAPITAL AUTOMOTIVE REIT
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ----------------
           MARYLAND                   000-23733                54-1870224
(State or other jurisdiction   (Commission file number)     (I.R.S. Employer
      of incorporation)                                   Identification Number)

                        1420 SPRING HILL ROAD, SUITE 525
                             MCLEAN, VIRGINIA 22102
                                 (703) 288-3075
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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        On February 26, 1999, Capital Automotive REIT (the "Company") filed a
Form 8-K dated February 26, 1999 listing certain factors that may affect the Company's operating results and, therefore, the accuracy of its forward-looking statements. This Form 8-K/A amends and restates the disclosure in the Form 8-K filed on February 26, 1999 to reflect certain changes in the factors that may affect the Company's operating results and, therefore, the accuracy of its forward-looking statements.

ITEM 5.  OTHER EVENTS.


        Before investing in the securities of the Company, investors should be aware that there are various risks. Investors should carefully consider, among other factors, the factors discussed in this Form 8-K/A, as well as the risks discussed in any prospectus or prospectus supplement of the Company. This Form 8-K/A contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Also, documents subsequently filed by the Company with the Securities and Exchange Commission (the "SEC") will contain forward-looking statements. When the Company refers to forward-looking information, sometimes the Company uses words such as "may," "will," "could," "should," "plans," "intends," "expects," "believes," "estimates," "anticipates" and "continues." The factors that may affect these statements are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be very different than those described by the Company. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company makes no promise to update any of the Company's forward-looking statements, or to publicly release the results if the Company revises any of them. The Company desires to invoke to the fullest extent possible the protections of the Reform Act and the judicially created "bespeaks caution" doctrine with respect to such forward-looking statements.

        Capital Automotive REIT owns interests in real estate through Capital Automotive L.P. and its subsidiaries and is the sole general partner of Capital Automotive L.P. References to "we," "us" or "our" refer to Capital Automotive REIT or, if the context requires, our business and operations conducted through Capital Automotive L.P. and/or directly or indirectly owned subsidiaries. References to the "Company" refer only to Capital Automotive REIT. As appropriate, Capital Automotive L.P. and its direct and indirect subsidiaries are referred to as the Partnership.

                                  RISK FACTORS


OUR ABILITY TO GROW WILL BE LIMITED IF WE CANNOT OBTAIN ADDITIONAL FINANCING.

        Our growth strategy includes continuing to acquire properties that are used by motor vehicle dealerships and related businesses. We believe that it will be difficult to fund our expected growth with cash from operating activities because the Company is required to distribute to its shareholders at least 95% of the Company's taxable income each year to qualify as a REIT. These circumstances will require us to rely primarily upon the availability of debt or equity capital to fund acquisitions. The debt could include loans from third parties or the sale of debt securities by the Company. Equity capital could include common or preferred shares of the Company or units of limited partnership interest of the Partnership. We cannot guarantee that additional financing, refinancing or other capital will be available. Future equity securities issued by us may have terms more favorable to investors than those of currently outstanding equity securities. We also may be unable to obtain financing on terms acceptable or advantageous to our long-term interests. If we are unable to meet our long-term capital needs for growth, then we may not achieve our investment objectives or complete future acquisitions and the amount of the Company's distributions to its shareholders may be reduced.

WE MAY INCUR DEBT THAT IS SIGNIFICANT IN RELATION TO SHAREHOLDERS' EQUITY AND ASSETS.

        As of December 31, 1999, we had invested approximately $935.5 million in properties. We have borrowed, and will continue to borrow, funds to buy properties. As of December 31, 1999, we had mortgage indebtedness totaling $501.5 million secured by approximately 200 properties, and we currently have a $50 million revolving secured credit facility from a financial institution, under which no amounts were outstanding. In addition, during December 1999, we entered into a commitment letter with a financial institution for a real estate financing relating to a $100 million secured credit facility. We also have had discussions with several financial institutions to obtain additional unsecured, partially secured or secured loans or credit facilities, the amount and terms of which have not


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been determined. In the event of a default under a mortgage or other loan secured by properties, the lender could take possession of the properties securing that mortgage or loan. We have adopted a policy to limit debt to approximately 65% of our assets. This policy may be changed by our Board of Trustees at any time without shareholder approval. Under the current leverage policy, we would be permitted to and intend to obtain additional financing for our long-term capital needs.

        If or when we obtain additional debt or issue debt securities, our interest rate risk and interest expense may increase. Additional indebtedness may also increase our exposure to the general risks associated with debt financing. For example, outside lenders may impose restrictions on our ability to obtain additional debt capital or may limit our ability to engage in certain transactions. Any breach of these limitations could result in a default, which could mean that the lender would require all outstanding indebtedness to be immediately paid in full. To the extent any debt is secured by properties, we could risk losing the properties if there is a default. We may be unable to repay or refinance this indebtedness. We could also have to dispose of the properties on disadvantageous terms to repay indebtedness.

IF OPTIONS AND WARRANTS FOR THE COMPANY'S COMMON SHARES AND REDEMPTION RIGHTS FOR THE PARTNERSHIP'S UNITS ARE EXERCISED, THE NUMBER OF COMMON SHARES OUTSTANDING WILL INCREASE, WHICH MAY DEPRESS THE PRICE SHAREHOLDERS WOULD RECEIVE IF THEY SOLD THEIR COMMON SHARES.

        There are a large number of common shares reserved for issuance upon exercise of outstanding options and warrants which may increase the number of common shares that could be sold, including the following as of December 31, 1999:

        - options to acquire approximately 2,828,000 shares, as well as options for approximately 911,000 additional common shares available under the Capital Automotive Group Amended 1998 Equity Incentive Plan, of which approximately 1,315,000 options are currently exercisable; and

        - warrants to acquire approximately 3,142,000 common shares, of which warrants for approximately 2,692,000 common shares are currently exercisable.

        In addition, units issued by the Partnership for the acquisition of properties are redeemable by the holder generally after at least a one year holding period. The Partnership is obligated to redeem the units for cash, but the Company may elect to assume the obligation of the Partnership in which case the Company may pay cash or issue common shares. Units that are redeemed for shares will be exchanged on a one-for-one basis. As of December 31, 1999, approximately 8,322,000 units (of which approximately 6,299,000 are currently redeemable) are outstanding and redeemable for up to approximately 8,322,000 shares.

WE MAY EXPERIENCE DIFFICULTY OBTAINING FUNDS THROUGH THE CAPITAL MARKETS.

        In order to implement our growth strategy of continuing to acquire properties that are used by motor vehicle dealerships and related businesses, we may attempt to obtain funds through the capital markets. Several factors affect our ability to complete capital market financings, including: (1) conditions in the securities markets generally, including volatility of the credit markets;
(2) conditions in the commercial mortgage and asset-backed securities markets specifically; (3) the credit quality and rating given to such securities; (4) compliance with the eligibility requirements established by the financing documents; and (5) the downgrading or withdrawal of ratings given to such securities. Depending on the outcome of any ratings and these other factors, we could experience delay or difficulty in implementing this strategy on satisfactory terms, or could be unable to implement this strategy.

THE MARKET PRICE OF THE COMPANY'S COMMON SHARES MAY VARY SUBSTANTIALLY.

        The trading prices of equity securities issued by REITs have historically been affected by changes in broader market interest rates. An increase in market interest rates may lead prospective purchasers of the Company's common shares to demand a higher annual yield, which could reduce the market price of the common shares. Other factors could affect the market price of the Company's common shares. Some factors to consider include: (1) differences between the Company's actual financial results or operations and those expected by investors and analysts, (2) changes in analysts' recommendations or projections, (3) changes in general economic or market conditions, and (4) broad market fluctuations.




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WE MAY NOT BE ABLE TO ACQUIRE ADDITIONAL PROPERTIES ON TERMS WE BELIEVE ARE
APPROPRIATE, OR AT ALL.

        There may not be opportunities for further acquisitions of properties or opportunities to finance the acquisition of properties on terms that meet our investment criteria. We may not be able to take advantage of the opportunities with which we are presented. This may affect our expected growth.

WE MAY SUFFER IF DEALER GROUPS AND OTHER LESSEES GENERATE INSUFFICIENT CASH FLOWS FROM THEIR OPERATIONS TO PERMIT THEM TO PAY THEIR RENT AND FULFILL THEIR OTHER OBLIGATIONS UNDER THEIR LEASES.

        We depend on dealer groups and other lessees, their related persons and entities, as well as third parties who lease properties from us (the "lessees"), to pay rent and meet their other lease obligations. If a lessee fails to pay its rent or to perform any other obligation under the lease, the lessee could be in default under the lease. We could wait to see if the lessee resumes paying rent or otherwise starts to comply with the lease or we may be able to declare the lease in default and seek to enforce our remedies under the lease. If the lease has been guaranteed, we could also attempt to collect unpaid rent or other money that is owed by the lessee from the guarantor. We may never collect the money that is owed by the defaulting lessee or by a guarantor. We also may seek to evict a defaulting lessee. Often eviction is a time-consuming legal process. Assuming we were successful in evicting a lessee or obtaining another legal remedy, we could incur substantial expenses and legal fees. These and other events could divert the attention of management from day-to-day business. If the lessee is evicted or otherwise vacates the property, we would have to re-lease the property, which could also be a time-consuming and expensive process. We may not be able to re-lease a property on the same or better terms than the prior lease, or at all. Also, a lessee and/or guarantor can take actions to attempt to avoid paying rent or other money or to prevent a remedy (such as eviction). A lessee and/or guarantor can attempt to seek protection under the bankruptcy laws, which could result in a delay or reduction in the payments to us or could result in termination of the lease at the request of the lessee.

        We could face other risks from our relationship with the lessees. For example, the lessees could be limited partners of the Partnership, which could make us less inclined to take an action or influence the timing of any action, if there is a default. Also, we depend on our lessees to maintain good relationships with motor vehicle manufacturers and to comply with their franchise agreements. If a lessee does not comply, the manufacturer could take actions that could affect the ability of a lessee to pay rent or comply with other lease terms. We also depend on the lessee to keep the property adequately insured and pay taxes. If the lessee does not have enough insurance and there is a loss or if the lessee fails to pay taxes, we could incur all or some of the cost to repair or replace the property or pay such taxes. This list of ways that we are dependent on the lessees is not all-inclusive. There are other ways in which actions by the lessee could have an adverse effect on us. The actions discussed above, as well as other events involving the lessee/lessor relationship, could adversely affect our financial condition and results of operations.

OUR OPERATIONS AND BUSINESS PROSPECTS MAY SUFFER IF CERTAIN OFFICERS LEAVE THE COMPANY.

        The Company is managed by a small group of senior executives. The loss of one or more of these officers could have a material adverse effect on the Company.

WE MAY BE HARMED IF MANUFACTURERS CHANGE PRODUCTION, INVENTORY, MARKETING OR OTHER PRACTICES.

        A lessee's ability to pay rent and perform its other obligations under a lease will be dependent to a significant extent on its relationship with the motor vehicle manufacturer. The lessees or their related dealer groups generally operate dealerships that sell the products of more than one manufacturer. The sales mix of makes and models of motor vehicles tends to change periodically; therefore, sales of the makes or models of one manufacturer today may not reflect the level of future sales of that manufacturer's products. A reduction in inventory, particularly certain models, could lower automobile sales, which in turn could impact service and parts sales. Certain other factors can also affect sales, including the manufacturer's financial condition, marketing programs and expenditures; vehicle design; production capabilities and management of the manufacturer; strikes and other labor actions by unions; negative publicity; product recalls; or litigation. The lessee may be unable to pay rent or meet other lease obligations if a dealership's motor vehicle inventory is reduced or its profitability otherwise declines. Manufacturers exercise a substantial degree of control over dealerships, and the franchise agreements between the dealer groups and the manufacturers provide for termination or non-renewal for a variety of causes. We have no rights under the franchise agreements. If a manufacturer terminates or declines to renew one or more franchise agreements or negotiates terms



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for renewal that are better for the manufacturer, the lessee may be unable to pay rent to the Company and perform its other obligations under the lease.

        Certain franchise agreements also contain restrictions on the sale or transfer of assets or real property necessary for operation of the dealerships, or may grant manufacturers the right to purchase those assets or real property under certain circumstances, sometimes at below market terms. Failure to receive all or some of the required consents or waivers could interfere with our ability to acquire or sell properties.

WE MAY BE HARMED IF AUTOMOTIVE SALES AND SERVICING PROFITABILITY DECLINE.

        Our strategy is to acquire properties used in the operation of motor vehicle dealerships and related businesses. As a result, we may be exposed to risks common to that industry. A motor vehicle dealership's success depends on general economic and other factors. Various factors, many of which are beyond the control of the dealer group that operates the dealership, may adversely affect motor vehicle sales and servicing profitability. These factors include circumstances that affect consumer spending, such as rates of employment, income growth or interest rates; as well as other national and local conditions, automotive innovations and general consumer sentiment. An economic downturn within the motor vehicle industry may have a more significant effect on cash available for distribution to shareholders than if we had diversified our investments into properties used by other types of businesses.

WE MAY SUFFER IF THE DEALER GROUPS THAT LEASE THE PROPERTIES OWNED BY US ARE UNABLE TO COMPETE EFFECTIVELY IN THE HIGHLY COMPETITIVE MOTOR VEHICLE INDUSTRY.

        The operation of dealerships and related businesses is a highly competitive undertaking. The United States motor vehicle industry generally is considered a mature industry. Minimal growth generally is projected in unit sales of new vehicles. The motor vehicle industry has been cyclical, historically experiencing periodic downturns. Many factors affect the industry, including general economic conditions and consumer confidence, the level of discretionary personal income, interest rates and credit availability. Some of the dealer groups that lease our properties compete with dealerships that are larger and have greater financial and marketing resources. Certain vehicle manufacturers are currently involved in lobbying efforts proposing modifications of existing state franchise laws to allow them to enter the retail market directly. Competition may become stiffer if state franchise laws are modified to permit this. In addition, the industry is undergoing consolidation. Dealer groups which sell motor vehicles of a single or a limited number of brands are increasingly being acquired by dealer groups that represent many manufacturers and brands, resulting in larger and more efficient competitors.

        In addition, the dealer groups that lease our properties may face increased competition as a result of the emergence of the Internet. Consumers are placing an increased reliance on information found online to help them decide which vehicle to purchase. Dealer groups have also increasingly been using online buying or referral services, such as Microsoft CarPoint, Autobytel and Autoweb, to generate sales leads. In order to compete effectively over the long term, we expect that our lessees will have to respond adequately to this new area of competition.

        The failure of the dealer groups that lease our properties to compete effectively in the changing industry environment will adversely affect our financial condition and results of operation.

CERTAIN MEMBERS OF THE COMPANY'S BOARD OF TRUSTEES HAVE INTERESTS THAT COULD CONFLICT WITH THE INTERESTS OF OTHER SHAREHOLDERS.

        Certain conflicts of interest exist between us and Mr. Pohanka, Mr. Rosenthal, or Mr. Sheehy, each of whom is a Trustee of the Company and affiliated with certain lessees and entities which have sold property to us. Messrs. Pohanka, Rosenthal, and Sheehy may have the ability to influence our business and operations in connection with (1) the terms of the leases for future properties which may be acquired from any one of them, (2) the exercise or waiver of the Company's rights under a lease with one of them, including rights of first offer and repurchase rights, (3) the decision to sell or refinance a property, (4) the terms of any "lock-out" restrictions, which limit our ability to sell or refinance particular properties, and (5) the enforcement or waiver of the terms of any leases or other agreements with Messrs. Pohanka, Rosenthal or Sheehy or related persons or entities.




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SHAREHOLDERS MUST RELY UPON MANAGEMENT TO IDENTIFY AND EVALUATE PROPERTIES AND
MAKE OPERATIONAL DECISIONS.

        Shareholders will not have an opportunity to approve or evaluate any properties we acquire, or the terms of the acquisition and lease. Shareholders must depend upon the ability and judgment of the management of the Company with respect to the identification and selection of properties and the negotiation of acquisition and lease terms.

THE COMPANY'S ABILITY TO MAKE DISTRIBUTIONS TO ITS SHAREHOLDERS AND OUR OPERATIONS AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED BY A NUMBER OF FACTORS AFFECTING THE VALUE OF REAL ESTATE.

        The Company's ability to make distributions to its shareholders depends upon our ability to generate revenues in excess of expenses, including debt service. Our investments are and will continue to be subject to the risks generally incident to the ownership of real property, including: (1) adverse changes in national or local economic conditions, (2) changes in the investment climate for real estate, (3) changes in real estate tax rates and other operating expenses, (4) adverse changes in governmental rules and fiscal policies, including zoning and land use, (5) acts of God which may result in uninsured losses, and (6) other factors which are beyond our control. Several material factors are discussed below.

        Common real estate risks could reduce our revenues or increase our expenses. The properties may generate total revenues lower than those anticipated. This would reduce the amount of funds available for distribution by the Company to its shareholders. If a property is not returned to us in good condition at the end of a lease, we may be required to expend our own funds to restore the property. These repair and restoration costs could be significant.

        Real estate tax levels could increase. Certain local real property tax assessors may seek to reassess the properties as a result of our acquisition of such properties. Those properties may be subject to higher real estate tax rates. While the lease obligates the lessee to pay taxes, a lessee may be unable to pay the amount of any increase in taxes, or the increased costs could make the property less valuable in the future.

        Operating expenses could increase. The properties will be exposed to risks common to operating a commercial real estate property, any or all of which may affect us. For example, the properties will be subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, and administrative expenses. If we are unable to lease properties on a basis that obligates the lessees to pay such amounts, or if a lessee fails to or is unable to pay required amounts, then we could be required to pay those costs. To the extent we cover these costs, the funds available for distributions or for future acquisitions could be reduced.

        We could have difficulty selling real estate we no longer want to hold. The illiquidity of real estate investments may delay our reaction to changes in economic or other conditions.

WE DO NOT EXERCISE COMPLETE CONTROL OVER THE MANAGEMENT OR MAINTENANCE OF THE PROPERTIES WE LEASE.

        The lessees of the properties control the management and maintenance of the properties under the leases. The leases generally require that the lessees operate the properties in an efficient and professional manner and maintain the properties in good order, repair and appearance. During the terms of the leases, we do not have the authority to require any lessees to operate the properties in a particular manner or to govern any particular aspect of their operation, except as set forth broadly in the leases.

ENVIRONMENTAL AND OTHER GOVERNMENTAL LAWS AND REGULATIONS COULD REDUCE THE VALUE OR PROFITABILITY OF OUR PROPERTIES.

        We and the lessees are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, consumer protection laws and regulations relating to gasoline storage, waste treatment and other environmental matters, including those discussed in the following paragraphs.

        Environmental Laws. All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to hazardous materials, environmental protection and human health and safety. Certain of these laws and regulations may impose joint and several liability on certain statutory classes of persons including lessees, owners or operators, for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal.



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        These laws and regulations apply to such past and present business operations of the dealer groups and other lessees as to the use, storage, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes. Our lessees, like many of their competitors, have incurred, and will continue to incur, capital and operating expenditures and other costs associated with complying with such laws and regulations.

        We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on the properties in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental contamination may require us or the lessees to spend funds to remedy environmental problems. As a current or previous owner, the Company, the Partnership and/or a subsidiary may be held liable under certain laws for the costs of removal or remediation of certain hazardous or toxic substances found at a property. These costs could be substantial.

        Generally, the lessees must comply with environmental laws and meet remediation requirements. Our leases typically impose obligations on the lessees to indemnify us from any compliance costs we may experience as a result of the environmental conditions on the property. However, if a lease does not require compliance, or if a lessee fails to or cannot comply, we could be forced to pay such costs. If not addressed, environmental conditions could impair our ability to sell or re-lease the affected properties in the future or result in lower sales prices or rent payments.

        Americans With Disabilities Act of 1990. The properties, as commercial facilities, are required to comply with Title III of the Americans with Disabilities Act of 1990. Investigation of a property may reveal non-compliance with the Americans with Disabilities Act of 1990. The requirements of the Americans with Disabilities Act of 1990 may change in the future. Future compliance with the Act may require expensive changes to the properties. Although the lessee will typically have primary responsibility for complying with the Act, we may have to pay the costs if a lessee does not or cannot comply.

        Other Regulations. State and local fire, life-safety and similar requirements regulate the use of the properties. The leases typically require that each lessee comply with all regulations. Failure to comply could result in fines by governmental authorities, awards of damages to private litigants, or restrictions on the ability to conduct business on such properties. Non-compliance of this sort could affect our revenues from a lessee and our ability to re-sell or re-lease a property.

IF OTHER COMPANIES SEEK TO ACQUIRE PROPERTIES USED BY MOTOR VEHICLE DEALERSHIPS OR RELATED BUSINESSES, OUR ACQUISITION COSTS MAY GO UP AND THE NUMBER OF AVAILABLE ACQUISITION OPPORTUNITIES AND LEASE RATES MAY GO DOWN.

        Other public or private entities may also target properties used by motor vehicle dealerships and related businesses for acquisition. Some of these companies may have greater financial resources or general real estate experience than we have. We believe that competition for properties will primarily be on the basis of established relationships in the market place, acquisition price and rental and other lease terms. Competition could increase acquisition prices and decrease rents. This in turn would adversely impact our financial results and reduce the funds available for distribution to the Company's shareholders.

THE COMPANY'S DISTRIBUTIONS TO SHAREHOLDERS MAY GO DOWN IF THE COMPANY FAILS TO CONTINUE TO QUALIFY AS A REIT.

        The Company believes that it is organized and qualified as a REIT, and intends to operate in a manner that will allow the Company to continue to qualify as a REIT for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). However, the Company cannot be assured that it is qualified as such, or that it will remain qualified as such in the future.

        Qualification as a REIT involves the application of highly technical and complex Code provisions. The complexity of these provisions and of the applicable income tax regulations that have been issued under the Code (the "Treasury Regulations") is greater in the case of a REIT that holds its assets in partnership form. Certain facts and circumstances not entirely within the Company's control may affect the Company's ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying rents and other income. Satisfying this requirement could be difficult, for example, if defaults by



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lessees were to reduce the amount of income from qualifying rents. Also, the
Company must make distributions to shareholders aggregating annually at least 95% of its net taxable income (excluding capital gains). In addition, new legislation, new regulations, new administrative interpretations or new court decisions may significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

        If the Company fails to qualify as a REIT:

        - it would not be allowed a deduction for distributions to shareholders in computing taxable income;

        - it would be subject to federal income tax at regular corporate rates;

        -       it could be subject to the federal alternative minimum tax;

        - unless it is entitled to relief under specific statutory provisions, it could not elect to be taxed as a REIT for four taxable years following the year during which the Company was disqualified; and

        - the funds available for distribution to shareholders would be reduced substantially for each of the years involved.

        Meeting Minimum Distribution Requirements. Generally, a REIT must distribute 95% of its REIT taxable income annually to shareholders. The Company will be subject to income tax on amounts of undistributed REIT taxable income and net capital gain. In addition, the Company would be subject to a 4% excise tax if it fails to distribute sufficient income to meet a minimum distribution test based on the Company's ordinary income, capital gain and aggregate undistributed income from prior years.

        The Company intends to make distributions to shareholders to comply with the Code's distribution provisions and to avoid federal income and excise tax. Because the Company's income is derived primarily from its share of income from the Partnership, the Company's cash flow will consist primarily of distributions from the Partnership. The Company may need to borrow funds to meet its distribution requirements because:

        - the Company's or the Partnership's income may not be matched by their related expenses at the time the income is received for purposes of determining taxable income; and

        - non-deductible capital expenditures, creation of reserves, or required debt payments may reduce available cash but not taxable income.

        In these circumstances, the Company might have to borrow funds even if its management believes the market conditions make borrowing financially unattractive or that such funds would not be borrowed absent tax considerations.

        Failing to Qualify as a Partnership. We believe that the Partnership is treated as a partnership, and not as a corporation, for federal income tax purposes. If the IRS were to challenge successfully the status of the Partnership as a partnership for federal income tax purposes:

        -       the Partnership would be taxed as a corporation;

        - the Company would cease to qualify as a REIT for federal income tax purposes; and

        - the amount of cash available for distribution to the Company's shareholders would be substantially reduced.

        Tax Treatment of Leases. We believe that the leases of properties owned by us will be treated as leases for federal income tax purposes. If the IRS were to challenge successfully the characterization of these leases, the Partnership would not be treated as the owner of the property for federal income tax purposes. As a result, the Partnership would lose tax depreciation and cost recovery deductions with respect to such properties, which in turn could cause the Company to fail to qualify as a REIT. Although we will use our best efforts to structure any leasing transaction for properties acquired in the future such that the lease will be characterized as a lease and the Partnership will be treated as the owner of the property for federal income tax purposes, we will not seek an advance ruling from the IRS and do not intend to seek an opinion of counsel that it will be treated as the owner of any leased properties for federal income tax purposes. Thus, there can be no assurance that future leases will be treated as leases for federal income tax purposes.



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        Other Tax Liabilities. Even if the Company qualifies as and maintains its status as a REIT, it may be subject to certain federal income taxes if it has a certain amount of non-qualified income. For example, if the Company has net income from a "prohibited transaction," such income will be subject to a 100% tax. In addition, the Company and the Partnership may be subject to state and local taxes on their properties and income.

TO MAINTAIN ITS STATUS AS A REIT, THE COMPANY LIMITS THE AMOUNT OF SHARES ANY ONE SHAREHOLDER CAN OWN.

        The Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of the Company's outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code). To protect the Company's REIT status, the Declaration of Trust prohibits any one shareholder from owning (actually or constructively) more than (1) 9.9% of the outstanding common shares or (2) 9.9% of any class or series of outstanding preferred shares. The constructive ownership rules are complex. Shares of the Company's capital stock owned, actually or constructively, by a group of related individuals and/or entities may be treated as constructively owned by one of those individuals or entities. As a result, the acquisition of less than 9.9% of the outstanding common shares and/or preferred shares (or the acquisition of an interest in an entity that owns common or preferred shares), by an individual or entity could cause that individual or entity (or another) to own constructively more than 9.9% of the outstanding stock. If that happened, the transfer or ownership would be void or such shares would be transferred to a charitable trust and then sold to someone who can own such shares without violating the 9.9% ownership limits.

        The Board of Trustees and two-thirds of shareholders eligible to vote at a shareholder meeting may remove these restrictions if they determine it is no longer in the Company's best interests to attempt to qualify, or to continue to qualify, as a REIT. The 9.9% ownership restrictions may delay, defer or prevent a transaction or a change in the Company's control that might involve a premium price for the common shares or otherwise be in the shareholders' best interest.

CERTAIN TAX AND ANTI-TAKEOVER PROVISIONS OF THE COMPANY'S DECLARATION OF TRUST AND BYLAWS MAY INHIBIT A CHANGE IN CONTROL OF THE COMPANY.

        Certain provisions contained in the Declaration of Trust and the Bylaws of the Company and the Maryland General Corporation Law, as applicable to Maryland REITs, may discourage a third party from making a tender offer or acquisition proposal to the Company. If this were to happen, it would possibly delay, deter or prevent a change in the Company's control or the removal of existing management. These provisions also may delay or prevent the shareholders from receiving a premium for their common shares over then-prevailing market prices. These provisions include:

        -       the REIT ownership limits described above;

        - authorization of the issuance of the Company's preferred shares with powers, preferences or rights to be determined by the Board of Trustees;

        - the requirement that a two-thirds vote of the holders of common shares is needed to remove a member of the Board of Trustees; and

        - the terms of the Maryland General Corporation Law regarding business combinations and control share acquisitions.

WE HAVE THE RIGHT TO CHANGE SOME OF OUR POLICIES THAT MAY BE IMPORTANT TO THE COMPANY'S SHAREHOLDERS WITHOUT SHAREHOLDER CONSENT.

        Our major policies, including our policies with respect to investments, leverage or financing, growth and debt capitalization, as well as the Company's REIT qualification and distributions, are determined by the Board of Trustees or those committees or officers to whom the Board of Trustees has delegated that authority. The Board of Trustees may amend or revise these and other policies from time to time without shareholder vote. Accordingly, the shareholders may not have control over changes in our policies.





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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CAPITAL AUTOMOTIVE REIT



                                   By:     /s/ Thomas D. Eckert
                                           -------------------------------------
                                   Name:   Thomas D. Eckert
                                   Title:  President and Chief Executive Officer

Date: January 19, 2000






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